Exhibit 99.1

Contacts:
Brad Berning
Investor Relations
ir@zillowgroup.com

Emily Heffter
Public Relations
press@zillow.com

Zillow Group Reports First Quarter 2020 Financial Results
Q1 results met or exceeded pre-COVID-19 outlook;
Customer signals show real estate’s resiliency as people still shopping and moving

SEATTLE – May 7, 2020 – Zillow Group, Inc. (NASDAQ:Z) (NASDAQ:ZG), which is transforming the way people buy, sell, rent and finance homes, today announced its consolidated financial results for the three months ended March 31, 2020. The company’s consolidated quarterly revenue grew by 148% year over year, driven by increasing Zillow Offers sales velocity and strong performance in the Premier Agent business, despite headwinds in March because of the coronavirus pandemic.

Complete financial results and outlook for the second quarter of 2020 can be found in our shareholder letter and in the investor relations section of Zillow Group’s website at https://investors.zillowgroup.com/investors/financials/quarterly-results/default.aspx.

“During Q1, we learned the true value of home. We also learned real estate is resilient as we’re seeing clear signals that people are still shopping for homes and want to move,” said Rich Barton, CEO and co-founder of Zillow Group. “Our Q1 results met or beat our outlook on all measures despite some volatility in the second half of March. We started the year strong, coming off a solid 2019 and ended the first quarter with an even stronger balance sheet, including a record cash balance. There is light on the horizon, and we’re well positioned to move faster to the future, offering our customers and partners innovative products and services, such as our proprietary 3D Home Tours, to enable seamless and safe transactions in a more virtual world. The virtual tools home shoppers need for safety today will become their expectations for convenience tomorrow.”

First quarter 2020 highlights include:
•Total consolidated revenue grew 148% year over year to $1.1 billion.
•Segment loss before income taxes was $41.5 million, $98 million and $13.1 million for the IMT, Homes and Mortgages segments, respectively.
•Adjusted EBITDA beat company expectations for all three segments.
•The company exited the quarter with a strong balance sheet, growing cash and investments to $2.6 billion from $2.4 billion as of the end of 2019.
•Premier Agent year-over-year revenue growth accelerated to 11% from 6% in Q4 2019 driven by strategy execution to connect our customers with high-performing partners.
•Homes segment revenue and Adjusted EBITDA outperformed company expectations significantly, delivering nearly $770 million in revenue. The company achieved the highest sales velocity since Zillow Offers launched.*
•During the quarter, the company sold 2,394 homes and purchased 1,479 homes through Zillow Offers, ending Q1 with 1,791 homes in inventory, intentionally down from 2,707 homes at the end of the fourth quarter.
•Traffic to Zillow Group’s mobile apps and websites reached 192.5 million average monthly unique users, an increase of 6% year over year, driving 2.1 billion visits during the quarter.

*Monthly sales velocity is calculated by dividing the number of homes sold in a given calendar month by the number of homes held in inventory as of the beginning of such calendar month. Quarterly sales velocity is calculated by averaging the monthly sales velocities during a given quarter.

First Quarter 2020 Financial Highlights
The following table sets forth Zillow Group’s financial highlights for the periods presented (in thousands, unaudited):

	Three Months Ended March 31,		2019 to 2020 % Change
	2020	2019
Revenue:
Homes segment:
Zillow Offers	$769,112	$128,472	499%
Other (1)	761	—	N/A
Total Homes segment revenue	769,873	128,472	499%
IMT segment:
Premier Agent	242,106	217,735	11%
Other (2)	88,560	80,537	10%
Total IMT segment revenue	330,666	298,272	11%
Mortgages segment	25,282	27,360	(8)%
Total revenue	$1,125,821	$454,104	148%
Other Financial Data:
Segment loss before income taxes:
Homes segment	$(97,958)	$(45,205)
IMT segment	(41,507)	(11,452)
Mortgages segment	(13,145)	(9,616)
Total segment loss before income taxes	$(152,610)	$(66,273)
Net loss	$(163,273)	$(67,525)
Adjusted EBITDA (3):
Homes segment	$(74,995)	$(34,524)
IMT segment	85,717	61,047
Mortgages segment	(5,603)	(2,601)
Total Adjusted EBITDA	$5,119	$23,922
Percentage of Revenue:
Segment loss before income taxes:
Homes segment	(13)%	(35)%
IMT segment	(13)%	(4)%
Mortgages segment	(52)%	(35)%
Total segment loss before income taxes	(14)%	(15)%
Net loss	(15)%	(15)%
Adjusted EBITDA:
Homes segment	(10)%	(27)%
IMT segment	26%	20%
Mortgages segment	(22)%	(10)%
Total Adjusted EBITDA	—%	5%
(1) Other Homes segment revenue includes revenue generated through Zillow Closing Services.
(2) Other IMT segment revenue includes revenue generated by rentals, new construction and display, as well as revenue from the sale of various other marketing and business products and services to real estate professionals.
(3) Adjusted EBITDA is a non-GAAP financial measure; it is not calculated or presented in accordance with U.S. generally accepted accounting principles, or GAAP. See below for more information regarding our presentation of Adjusted EBITDA, including a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net loss on a consolidated basis and loss before income taxes for each segment, for each of the periods presented.

Conference Call and Webcast Information
Zillow Group CEO & co-founder Rich Barton and CFO Allen Parker will host a live conference call and webcast to discuss the results today at 2 p.m. Pacific Time (5 p.m. Eastern Time). A Shareholder Letter is available on the Quarterly Results section of Zillow Group’s investor relations website at https://investors.zillowgroup.com/financials/quarterly-results/default.aspx prior to the live conference call and webcast.
A link to the live webcast and recorded replay of the conference call will be available on the investor relations section of Zillow Group’s website. The live call may also be accessed via telephone at (866) 324-3683 toll-free domestically and at (509) 844-0959 internationally. The conference ID number is 9294903 and can be used for both domestic and international callers.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding our business outlook for 2020; the future performance and operation of the Homes, Mortgages and IMT segments in 2020 and beyond; and the current and future health and stability of the residential housing market and economy. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “predict,” “will,” “projections,” “continue,” “estimate,” “outlook,” “guidance,” or similar expressions constitute forward-looking statements. Forward-looking statements are made based on assumptions as of May 7, 2020, and although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee these results. Differences in Zillow Group’s actual results from those described in these forward-looking statements may result from actions taken by Zillow Group as well as from risks and uncertainties beyond Zillow Group’s control. Factors that may contribute to such differences include, but are not limited to, the impact of the novel coronavirus (“COVID-19”) pandemic and any associated economic downturn on Zillow Group’s future financial position, operations and financial performance; the magnitude, duration and severity of the COVID-19 pandemic; the current and future health and stability of the economy and residential housing market, including any extended slowdown in the real estate markets as a result of COVID-19; Zillow Group’s ability to execute on strategy; Zillow Group’s ability to maintain and effectively manage an adequate rate of growth; Zillow Group’s ability to innovate and provide products and services that are attractive to its users and advertisers; Zillow Group’s investment of resources to pursue strategies that may not prove effective; Zillow Group’s ability to compete successfully against existing or future competitors; the impact of pending legal proceedings described in Zillow Group’s filings with the Securities and Exchange Commission, or SEC; Zillow Group’s ability to successfully integrate and realize the benefits of its past or future strategic acquisitions or investments; Zillow Group’s ability to maintain or establish relationships with listings and data providers; the reliable performance of Zillow Group’s network infrastructure and content delivery processes; Zillow Group’s ability to obtain or maintain licenses and permits to support our current and future businesses; actual or anticipated changes to our products and services; and Zillow Group’s ability to protect its intellectual property. The foregoing list of risks and uncertainties is illustrative but not exhaustive. For more information about potential factors that could affect Zillow Group’s business and financial results, please review the “Risk Factors” described in Zillow Group’s Annual Report on Form 10-K for the year ended December 31, 2019 and in Zillow Group’s Quarterly Report on Form 10-Q for the three months ended March 31, 2020 filed with the SEC and in Zillow Group’s other filings with the SEC. Except as may be required by law, Zillow Group does not intend and undertakes no duty to update this information to reflect future events or circumstances.
Use of Non-GAAP Financial Measures
To provide investors with additional information regarding our financial results, this press release includes references to Adjusted EBITDA in total and for each segment, each a non-GAAP financial measure. We have provided a reconciliation within this earnings release of Adjusted EBITDA in total to net loss and Adjusted EBITDA by segment to loss before income taxes for each segment, the most directly comparable GAAP financial measures.
Adjusted EBITDA is a key metric used by our management and board of directors to measure operating performance and trends and to prepare and approve our annual budget. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis.
Our use of Adjusted EBITDA in total and for each segment has limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
▪Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

▪Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
▪Adjusted EBITDA does not consider the potentially dilutive impact of share-based compensation;
▪Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
▪Adjusted EBITDA does not reflect impairment costs;
▪Adjusted EBITDA does not reflect interest expense or other income;
▪Adjusted EBITDA does not reflect income taxes; and
▪Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, you should consider Adjusted EBITDA in total and for each segment alongside other financial performance measures, including various cash flow metrics, net loss, loss before income taxes for each segment and our other GAAP results.
About Zillow Group, Inc.
Zillow Group, Inc. (NASDAQ:Z) (NASDAQ:ZG), the largest portfolio of real estate brands on mobile and the web that attracted 192.5 million average monthly unique users during the first quarter of 2020, is building an on-demand real estate experience. Whether selling, buying, renting or financing, customers can turn to the businesses of its flagship brand, Zillow®, to find and get into their next home with speed, certainty and ease.
In addition to Zillow’s for-sale and rental listings, Zillow Offers™ buys and sells homes directly in dozens of markets across the country, allowing sellers control over their timeline. Zillow Closing Services now offers title and escrow services as another important step to unify the real estate transaction. Zillow Home Loans, our affiliate lender, provides our customers with an easy option to get pre-approved and secure financing for their next home purchase.
Other consumer brands include Trulia®, StreetEasy®, HotPads®, Naked Apartments® and Out East®. In addition, Zillow Group provides a comprehensive suite of marketing software and technology solutions which include Mortech®, dotloop®, Bridge Interactive® and New Home Feed®. The company is headquartered in Seattle, Washington.
Please visit http://investors.zillowgroup.com, www.zillowgroup.com/ir-blog, and www.twitter.com/zillowgroup, where Zillow Group discloses information about the company, its financial information, and its business which may be deemed material.
The Zillow Group logo is available at http://zillowgroup.mediaroom.com/logos-photos.
Zillow, Premier Agent, Mortech, Bridge Interactive, StreetEasy, HotPads, Out East and New Home Feed are registered trademarks of Zillow, Inc. Zillow Offers is a trademark of Zillow, Inc. Trulia is a registered trademark of Trulia, LLC. dotloop is a registered trademark of DotLoop, LLC. Naked Apartments is a registered trademark of Naked Apartments, LLC. Zillow Home Loans, LLC is an Equal Housing Lender; NMLS #10287.
(ZFIN)

Adjusted EBITDA
The following tables set forth a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net loss on a consolidated basis and loss before income taxes for each segment, for each of the periods presented (in thousands, unaudited):

	Three Months Ended March 31, 2020
	Homes	IMT	Mortgages	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Loss and Loss Before Income Taxes:
Net loss (1)	N/A	N/A	N/A	N/A	$(163,273)
Income tax benefit	N/A	N/A	N/A	N/A	(9,228)
Loss before income taxes	$(97,958)	$(41,507)	$(13,145)	$(19,891)	$(172,501)
Other income	—	—	(202)	(9,391)	(9,593)
Depreciation and amortization expense	3,575	23,777	1,674	—	29,026
Share-based compensation expense	11,304	29,547	2,944	—	43,795
Impairment costs	—	73,900	2,900	—	76,800
Interest expense	8,084	—	226	29,282	37,592
Adjusted EBITDA	$(74,995)	$85,717	$(5,603)	$—	$5,119

	Three Months Ended March 31, 2019
	Homes	IMT	Mortgages	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Loss and Loss Before Income Taxes:
Net loss (1)	N/A	N/A	N/A	N/A	$(67,525)
Income tax benefit	N/A	N/A	N/A	N/A	(2,500)
Loss before income taxes	$(45,205)	$(11,452)	$(9,616)	$(3,752)	$(70,025)
Other income	—	—	(313)	(8,855)	(9,168)
Depreciation and amortization expense	1,321	17,594	1,610	—	20,525
Share-based compensation expense	5,602	54,905	5,617	—	66,124
Interest expense	3,758	—	101	12,607	16,466
Adjusted EBITDA	$(34,524)	$61,047	$(2,601)	$—	$23,922
(1) We use loss before income taxes as our profitability measure in making operating decisions and assessing the performance of our segments, therefore, net loss and income tax benefit are calculated and presented only on a consolidated basis within our financial statements.
(2) Certain corporate items are not directly attributable to any of our segments, including interest income earned on our short-term investments included in Other income and interest costs on our convertible senior notes included in Interest expense.